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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2000
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                       Creative Master International, Inc.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

     33-18521-NY                                         11-2854355
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(Commission File Number)                       (IRS Employer Identification No.)

Casey Ind. Bldg., 8th Floor,  18 Bedford Rd., Taikoktsui, Kowloon, Hong Kong
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(Address of principal executive offices)                              (Zip Code)

N/A
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(Former name or former address)                                       (Zip Code)

Registrant's telephone number, including area code:  011-852-2396-0147
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ITEM 5.           OTHER EVENTS.

Agreement to Acquire PacificNet.com LLC

         Pursuant to the terms of a Share Exchange Agreement, signed on February 17, 2000, among the Registrant, PacificNet.com LLC ("PNC"), and the owners of PNC, the Registrant has reached an agreement in principle to acquire PNC. In consideration for this acquisition, the Registrant expects to issue 21 million shares of its common stock to the owners of PNC, or approximately 80% of the common stock of the Registrant expected to be outstanding immediately following the acquisition.

         PNC is a privately-held Internet start-up company headquartered in Minneapolis, Minnesota and Hong Kong that focuses on trans-Pacific business-to-business electronic commerce. The owners of PNC include China Strategic Holdings Limited ("CSH"), an investment holding company listed on the Hong Kong Stock Exchange, and Mr. Oei Hong Leong, the chairman of CSH. CSH is the parent company of China Tire Holdings Ltd., which is listed on the New York Stock Exchange. Fortune Tele.com Limited, a Hong Kong-listed mobile telecommunications company with operations in China, is also a strategic investor in PNC.

         The parties are currently preparing a supplement to the Share Exchange Agreement to document the parties' understanding of certain details of the proposed acquisition. The consummation of the proposed acquisition is subject to the execution of the supplement, the Registrant's receipt of a favorable fairness opinion from its fairness adviser, the approval of the Registrant's shareholders, and other customary conditions. In connection with obtaining the approval of its shareholders, the Registrant will prepare a definitive proxy statement which will include a complete description of the proposed acquisition and the business of PNC. It is anticipated that the proxy statement will be mailed to the Registrant's shareholders in May.

         If the transaction is consummated, it is anticipated that the Registrant's primary business focus will be business-to-business electronic commerce, instead of its current focus, which is the manufacture of collectible-quality, die-cast replicas of cars, trucks, buses and other items. PNC has indicated its interest in disposing of the Registrant's current business following completion of the acquisition. In light of this, as previously reported, a management group led by the Registrant's chairman and chief executive officer, Mr. Carl Tong, has indicated an interest in negotiating a purchase of the Registrant's current business. However, the Registrant has not entered into any formal understanding or arrangement with respect to any disposition of its current business, and it is not expected that any such disposition will be a condition to the acquisition of PNC.

Resignation of Chou Kong Seng

         Chou Kong Seng has resigned from the Registrant's board of directors, effective February 17, 2000. Mr. Chou's resignation was unrelated to the other matters described in this report.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

              (c)    Exhibits

              10.1 Share Exchange Agreement, signed on February 17, 2000, by and among the Registrant, PacificNet.com LLC and each of the Members of PacificNet.com LLC.

              99     Press Release dated as of February 17, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   March 7, 2000                CREATIVE MASTER INTERNATIONAL, INC.



                                          By: /s/ Carl Ka Wing Tong
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                                          Carl Ka Wing Tong
                                          Chief Executive Officer and President


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                                  EXHIBIT INDEX

10.1 Share Exchange Agreement, signed on February 17, 2000, by and between the Registrant and PacificNet.com LLC.

99     Press Release dated as of February 17, 2000.
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